UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          December 2, 2008

LOTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32581	20-0507918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Cheng Zhuang Road, Feng Tai District, Beijing 100071 People’s Republic of China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	86-10-63899868

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 2, 2008 Beijing Liang Fang Pharmaceutical Co., Ltd. (“Liang Fang”) entered into a New Drug Certificate and Intellectual Property Right Transfer Contract with Beijing Yipuan Bio-Medical Technology, Co., Ltd. related to the drug Yipubishan (common name Octreotide Acetate Injection). Liang Fang, part of the Lotus East group, is a party to various agreements with Lotus Pharmaceuticals, Inc., pursuant to which we operate, control and beneficially own the pharmaceutical businesses in China of Lotus East under the terms of these contractual arrangements.

Since 2004 Yipubishan has been used to treat the symptoms of gastric ulcers and hemorrhages of the upper digestive tract. Beijing Yipuan Bio-Medical will continue to produce the drug with Liang Fang paying all costs associated with the manufacture. In addition, Beijing Yipuan Bio-Medical will transition its existing sales market for the drug to Liang Fang in phases to be agreed upon by the parties. Liang Fang will sell the drug through its wholesale distribution channel. Under the terms of the agreement, Liang Fang agreed to pay Beijing Yipuan Bio-Medical a total of approximately $7.9 million (RMB 54 million) for technology transfer fees, of which approximately $2.9 million (RMB 20 million) was paid in December 2008 and the balance of approximately $5 million (RMB 34 million) is due by May 31, 2009. Liang Fang intends to use its present working capital to fund the commitments under the agreement. Upon payment of these amounts, Liang Fang will own all intellectual property rights associated with the drug.

A copy of the New Drug Certificate and Intellectual Property Right Transfer Contract is filed as Exhibit 10.41 to this report. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

Item 7.01	Regulation FD Disclosure.

On February 18, 2009 Lotus Pharmaceuticals, Inc. issued a press release announcing the aforedescribed agreement between Liang Fang and Beijing Yipuan Bio-Medical. A copy of such press release is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.41	English translation of New Drug Certificate and Intellectual Property Right Transfer Contract between Beijing Liang Fang Pharmaceutical Co., Ltd and Beijing Yipuan Bio-Medical Technology, Co., Ltd.

99.1	Press release dated February 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PHARMACEUTICALS, INC.

Date: February 18, 2009	By: /s/ Liu Zhong Yi
Liu Zhong Yi, CEO and President, principal executive officer